EXHIBIT 1.1

$48,000,000 aggregate principal amount at maturity

ESCHELON OPERATING COMPANY

8 3/8% Senior Second Secured Notes due 2010

UNDERWRITING AGREEMENT

March 22, 2006

JEFFERIES & COMPANY, INC.
520 Madison Avenue
New York, New York  10022

Ladies and Gentlemen:

Eschelon Operating Company, a Minnesota corporation (the “Company”), and the Guarantors (as hereinafter defined), jointly and severally, hereby agree (this “Agreement”) with you as follows:

1.                                      Issuance of Notes.  Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies & Company, Inc. (the “Underwriter”) $48,000,000 aggregate principal amount at maturity of 8 3/8% Senior Second Secured Notes due 2010 (each a “Note” and, collectively, the “Notes”).  The Notes will be issued pursuant to an indenture (the “Original Indenture”), dated as of March 17, 2004, by and among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented and amended by supplemental indentures dated as of  November 29, 2004, December 31, 2004 and January 20, 2005 (such supplemental indentures collectively, the “Existing Supplemental Indentures” and together with the Original Indenture, the “Existing Indenture”).  Concurrently with the sale of the Notes, the Company, the Guarantors and the Trustee will execute a supplemental indenture dated as of the Closing Date (the “Supplemental Indenture” and, together with the Existing Indenture (as may be further supplemented or amended on or prior to the Closing Date (as defined herein)), the “Indenture”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

Pursuant to the Original Indenture, the Company (i) issued on March 17, 2004, $100,000,000 aggregate principal amount at maturity of 8 3/8% senior second secured notes due 2010 (the “Original Restricted Notes”) and (ii) issued in June 2004, $100,000,000 aggregate principal amount at maturity of registered senior second secured notes due 2010 (the “Original Registered Notes”) pursuant to a registered exchange offer for the Original Restricted Notes.  Pursuant to the Original Indenture and any Existing Supplemental Indentures then in effect, the Company (i) issued on November 29, 2004, $65,000,000 aggregate principal amount at maturity of 8 3/8% senior second secured notes due 2010 (the “Supplemental Restricted Notes”) and (ii) issued in March 2005, $65,000,000 aggregate principal amount at maturity of registered senior second secured notes due 2010 (the “Supplemental Registered Notes”) pursuant to a registered exchange offer for the Supplemental Restricted Notes. The Original Registered Notes and the Supplemental Registered Notes are referred to collectively herein as the “Existing Notes.”

2.                                      Terms of Offering.  The Company understands that the Underwriter proposes to make a public offering of the Notes (the “Offering”) as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

Pursuant to the Indenture, all Domestic Restricted Subsidiaries of Eschelon Telecom, Inc. (the “Parent”) as of the Closing Date (as hereinafter defined) and all future Domestic Restricted Subsidiaries of the Parent (other than the Company), jointly and severally, shall fully and unconditionally guarantee, on a senior basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each such Domestic Restricted Subsidiary  being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).

Pursuant to the terms of the Collateral Agreements, all of the Company’s obligations under the Indenture and the Notes will be secured by a second priority lien and security interest in substantially all of the assets of the Parent and its Domestic Restricted Subsidiaries except for a prior ranking lien in favor of the lenders under a Credit Agreement and in favor of the holders of certain other Permitted Liens in favor of the Trustee, as secured party for itself and for the benefit of the holders of the Notes (the “Secured Parties”).

The Existing Indenture, the Collateral Agreements, the Existing Notes and the Guarantees are referred to herein as the “Existing Documents.” This Agreement, the Supplemental Indenture and the Notes are referred to as the “Operative Documents.” The Existing Documents and the Operative Documents are referred to herein as the “Documents.”

3.                                      Purchase, Sale and Delivery.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Notes at a purchase price of 93.1% of the principal amount at maturity thereof plus accrued interest from March 15, 2006.

Delivery to the Underwriter of, and payment for, the Notes shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York time, on March 28, 2006 (the “Closing Date”) at the New York offices of Mayer, Brown, Rowe & Maw LLP.

The Company will deliver against payment of the purchase price the Notes to be offered and sold by the Underwriter in fully registered form, registered in the name of CEDE & CO., to the Trustee as custodian, for The Depository Trust Company (“DTC”), and the Underwriter will accept such delivery.  Payment for the Notes shall be made by the Underwriter in Federal (same day) funds by official check or checks or wire transfer to one or more accounts as the Company shall designate to the Underwriter at least one (1) business day prior to the Closing Date, drawn to the order of the Company at the office of Mayer, Brown, Rowe & Maw LLP at the Closing on the Closing Date.  The Notes will be made available for inspection at the above office of Mayer, Brown, Rowe & Maw LLP at least 24 hours prior to the Closing Date.

4.                                      Representations and Warranties of the Company.  The Company and the Guarantors, jointly and severally, represent and warrant to the Underwriter that, as of the Applicable Time (as hereinafter defined) and as of the Closing Date:

(a)                                   The Company meets the requirements for use of Form S-3 under the Act.  A registration statement on Form S-3 (File No. 333-131462), including a related base prospectus in respect of the Notes and certain other securities, (i) has been prepared and filed in accordance with the provisions of the Act with the Securities and Exchange Commission (the “Commission”), (ii) initially became effective within three years of the Closing Date, and (iii) is effective under the Act (including any amendments thereto filed prior to the Applicable Time). The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b) under the Act, one or more

Preliminary Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus Supplement, which shall contain all information required by the Act, and except to the extent the Underwriter shall agree in writing to a modification, shall be similar in all substantive respects to the most recent Preliminary Prospectus and shall contain only such information as (i) may be included in the final  term sheet as prepared and filed pursuant to Section 5(a) hereto and (ii) such specific additional information and other changes (beyond that contained in the most recent Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein.

As used in this Agreement:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1939 Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 4:00 p.m. on March 22, 2006.

“Base Prospectus” shall mean the prospectus referred to in the first paragraph of this Section 4(a) contained in the Registration Statement at the Effective Date.

“Disclosure Package” shall mean (i) the most recent Preliminary Prospectus, (ii) the final term sheet as prepared and filed pursuant to Section 5(a) hereto, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Act.

“Final Prospectus” shall mean the Final Prospectus Supplement, together with the Base Prospectus.

“Final Prospectus Supplement” shall mean the prospectus supplement relating to the Notes, filed pursuant to Rule 424(b) under the Act after the Applicable Time.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Notes and the Offering and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in the first paragraph of this Section 4(a), including exhibits and financial statements and any prospectus supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) under the Act and deemed part of such registration statement pursuant to Rule 430B under the Act, as amended at the Applicable Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

Any reference to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents incorporated by reference therein that were filed under the 1934 Act as of the date of such Base Prospectus, Preliminary Prospectus or Final Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus filed pursuant to Rule 424(b) under the Act prior to or at the Applicable Time (including for purposes hereof, any documents incorporated by reference therein prior to or at the Applicable Time). Any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed under the 1934 Act after the date of such Base Prospectus, Preliminary Prospectus or Final Prospectus, as the case may be, and incorporated by reference in such Base Prospectus, Preliminary Prospectus or Final Prospectus, as the case may be. Any reference to the Registration Statement shall be deemed to refer to and include any documents incorporated by reference therein that were filed under the 1934 Act on or before the Effective Date of the Registration Statement. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents deemed to be incorporated therein by reference that were filed after the Effective Date.

(b)                                  The Commission has not issued any stop order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c)                                   (i) The Registration Statement complied and will comply in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will comply in all material respects when filed with the Commission, to the requirements of the Act, the 1934 Act and the 1939 Act, as applicable; (ii) the most recent Preliminary Prospectus complied, and the Final Prospectus (and any supplement thereto) will comply, in all material respects when filed with the Commission pursuant to 424(b) and on the Closing Date to the requirements of the Act; (iii) the documents incorporated by reference in the most recent Preliminary Prospectus or the Final Prospectus complied, and any further documents to be filed and so incorporated will comply, when filed with the Commission, in all material respects to the requirements of the 1934 Act or the Act, as applicable; (iv) each Issuer Free Writing Prospectus complied or will comply in all material respects to the requirements of the Act on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act; and (v) on the Effective Date and on the Closing Date, the Existing Indenture did and will comply in all material respects with the applicable requirements of the 1939 Act, and upon due execution and delivery of the Supplemental Indenture, the Indenture will so comply.

(d)                                  The Registration Statement did not, as of the Effective Date and at the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The foregoing sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (T-1) under the 1939 Act and (ii) statements in or omissions from the Registration Statement based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the Underwriter Information (as hereinafter defined).

(e)                                   The Final Prospectus (together with any supplement thereto) will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Final Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the Underwriter Information.

(f)                                     The documents incorporated by reference in the most recent Preliminary Prospectus or the Final Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the Underwriter Information.

(g)                                  The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing  sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the Underwriter Information. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented.

(h)                                  Each Issuer Free Writing Prospectus, (i) when considered together with the Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) as of its issue date and as of the Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the Underwriter Information.

(i)                                      (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer.

(j)                                      Each corporation, partnership or other entity in which the Company or Parent, directly or indirectly through any of their respective Subsidiaries, owns more than fifty percent (50%) of any class of Capital Stock is listed on Schedule I attached hereto (the “Subsidiaries”), and such Capital Stock is free and clear of all Liens (as hereinafter defined) other than Permitted Liens.

(k)                                   The Company, Parent and each of their respective Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company, Parent and their respective Subsidiaries, taken as a whole, (B) the ability of any of the Company or the Guarantors to perform its obligations in all material respects under any Document, (C) the enforceability of any Collateral Agreement or the attachment, perfection or priority of any of the Liens intended to be created thereby or (D) the validity of any of the Documents or the consummation of any of the transactions contemplated therein (each, a “Material Adverse Effect”).

(l)                                      All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights.  The table under the caption “Capitalization” in the Disclosure Package and the Final Prospectus (including the footnotes thereto) sets forth, as of the date of such table, (i) the actual cash and cash equivalents and capitalization of Parent and its Subsidiaries on a consolidated basis and (ii) the pro forma cash and cash equivalents and capitalization of the Parent and its Subsidiaries, on a consolidated basis, after giving effect to the offer and sale of the Notes and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus under the section entitled “Use of Proceeds.”  After giving effect to the offer and sale of the Notes, all of the outstanding shares of Capital Stock or other equity interests of each of the Company’s Subsidiaries (other than as required by applicable law or issuances of directors’ qualifying shares) will be owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions, requirements for regulatory approvals and Liens constituting Permitted Liens.  There are no outstanding (A) options, warrants or other rights for third parties to purchase from the Company or any of its Subsidiaries or Target, (B) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries or Target to issue to third parties or (C) other rights of third parties to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of Capital Stock of or other ownership or equity interests in the Company or any of its Subsidiaries.

(m)                                The Company and each of the Guarantors have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the transactions contemplated thereby.

(n)                                  This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors.

(o)                                  The Existing Documents have been duly and validly authorized, executed and delivered, and the performance of the Existing Documents has been duly and validly authorized by, to the extent party thereto, the Company and the Guarantors and each of the Existing Documents constitutes a legal, valid and binding obligation of each of such parties, enforceable against each of such parties in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(p)                                  Execution, delivery and performance of the Supplemental Indenture has been duly and validly authorized by the Company and the Guarantors, and when the Supplemental Indenture is executed and delivered by the Company and the Guarantors, assuming due authorization, execution and delivery by the Trustee and the Collateral Agent, the Supplemental Indenture will constitute a legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors, as applicable, in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(q)                                  (i) The Guarantees have been duly and validly authorized, executed and delivered by  the Guarantors and the performance of such Guarantees has been duly and validly authorized by such Guarantors and such Guarantees constitute a legal, valid and binding obligation of such Guarantors, and enforceable against such Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter relating to creditors’ rights generally and (B) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. The Guarantees rank pari passu with all senior Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter and senior to all subordinated Indebtedness of the Guarantors that is outstanding on the date hereof of that may be incurred hereafter.

(r)                                     The Notes, when issued, will be in the form contemplated by the Indenture.  The Existing Indenture, and effective upon the due execution and delivery of the Supplemental Indenture, the Indenture, is duly qualified under the 1939 Act.  The Notes have been duly and validly authorized by the Company and, when delivered to and paid for by the Underwriter in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, the Guarantees and the Collateral Agreements and will be enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.  Upon and following delivery to the Underwriter, the Notes will rank pari passu with all senior Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter and senior to all subordinated Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

(s)                                   Neither the Company, Parent, nor any of their respective Subsidiaries is in violation of its certificate of incorporation, by-laws or any other of its organizational documents (collectively with respect to such entity, its “Charter Documents”).  Neither the Company nor any of its Subsidiaries is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other material agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”).  All material Applicable Agreements are in full force and effect and are legal, valid and binding obligations of the Company, the Parent or their respective Subsidiaries, as applicable, or, to the Company’s knowledge, the other parties thereto.  There exists no condition that, with the passage of time or otherwise, would constitute (a)(i) a violation of such Charter Documents or (ii) Applicable Law, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness other than in the case of clauses (a)(ii), (b) and (c) as would reasonably be expected, individually or in the aggregate, not to have a Material Adverse Effect.

(t)                                     Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein does or will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect) under, result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries (except for Liens created pursuant to the Operative Documents), or results or will result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any material Applicable Agreement, or (iii) any Applicable Law.  After consummation of the Offering and the transactions contemplated in the Documents, no Default or Event of Default under the Indenture will exist.

(u)                                  The Existing Documents conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.  When executed and delivered, the Operative Documents will conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(v)                                  No consent, approval, authorization or order of any Governmental Authority or third party is required for the issuance and sale by the Company of the Notes to the Underwriter, or the consummation by the Company and the Guarantors of the other transactions contemplated hereby, except such as have been obtained (and are in full force and effect) and except for the exercise of remedies in respect of the lien and security interest granted pursuant to the Collateral Agreements, such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Underwriter.

(w)                                There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company, the Parent or any of their respective Subsidiaries, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated therein or (ii) except as disclosed in the Disclosure Package and the Final Prospectus, would, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Disclosure Package and the Final Prospectus, neither the Company, the Parent, nor any of their respective Subsidiaries is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.  No injunction or order has been issued and no Proceeding is pending or, to the knowledge of the Company, the Parent or any of their respective Subsidiaries, threatened that would prevent or suspend the issuance or sale of the Notes or the use of the Disclosure Package or the Final Prospectus in any jurisdiction.

(x)                                    Each of the Company and its Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Disclosure Package and the Final Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and neither the Company nor any of its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as disclosed in the Disclosure Package and the Final Prospectus or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(y)                                  Each of the Parent and its Subsidiaries has good and marketable title to all real property owned by it and good title to all personal property owned by it and good and indefeasible title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than Permitted Liens).  The assets of each of the Parent and its Subsidiaries include all of the assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them as currently conducted, and, as proposed to be conducted (as described in the Disclosure Package and the Final Prospectus), and such assets are in good working condition, except where the failure of such assets to be in working condition would not, individually or in the aggregate, have a Material Adverse Effect.

(z)                                    All Tax returns required to be filed by the Company, the Parent and each of their respective Subsidiaries have been filed, or valid extensions have been granted, and all such returns that have been filed are true, complete, and correct in all material respects.  Except as disclosed in the Disclosure Package and the Final Prospectus, all material Taxes that are due from the Company, the Parent and their respective Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”).  Except as disclosed in the Disclosure Package and the Final Prospectus, there are no actual or proposed Tax assessments against the Company, the Parent or any of their respective Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.  The accruals and reserves on the books and records of the Company, the Parent and their respective Subsidiaries in respect of any material Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto.

(aa)                             Each of the Company and its Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses and, as of the Closing Date, will be free and clear of all Liens, other than Permitted Liens.  Neither the Parent nor any Subsidiary has received any claims or notices of any potential claim asserted by any person challenging the use of any such Intellectual Property by the Parent or any of its Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto and neither the Parent nor any Subsidiary has any knowledge of any facts or circumstances that would reasonably be expected to result in any such claim or potential claim.  There is no valid basis for any such claim, other than any claims that would not, individually or in the aggregate, have a Material Adverse Effect.  The use of such Intellectual Property by the Company or any of its Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(bb)                           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(cc)                             The audited consolidated financial statements and related notes of the Parent and its Subsidiaries contained or incorporated by reference in the Registration Statement, Disclosure Package and the Final Prospectus (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Parent and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Act.  The financial data incorporated by reference in the Registration Statement, Disclosure Package and the Final Prospectus have been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Parent and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated.  All other financial, statistical, and market and industry-related data included in the Registration Statement, Disclosure Package and the Final Prospectus are fairly and accurately presented and are based on or derived from sources that the Company believes to be reliable and accurate.  Ernst & Young LLP (“E&Y”) are independent public accountants with respect to the Parent and the Company.

(dd)                           Subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, except as disclosed in the Disclosure Package and the Final Prospectus, (i) neither the Parent nor any of its Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Parent and its Subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business and (ii) there has not been any material decrease in the Capital Stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Parent and its Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Parent.  There has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole (each of clauses (i) and (ii) in the immediately preceding sentence and the events in this sentence, a “Material Adverse Change”), since December 31, 2005.  To the knowledge of the Company after due inquiry, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect, except such events that have been adequately disclosed in the Disclosure Package and the Final Prospectus.

(ee)                             No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of its Subsidiaries or to any securities of the Company or any of its Subsidiaries, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries.

(ff)                                 All indebtedness represented by the Notes is being incurred for proper purposes and in good faith.  On the Closing Date, each of the Company and the Guarantors (i) will be solvent, (ii) will have sufficient capital with which to conduct the business it is presently conducting and presently anticipates conducting and (iii) will be able to pay its debts as they mature.

(gg)                           Except as disclosed in the Disclosure Package and the Final Prospectus and as it relates to the Underwriter, the Company has not and, to its knowledge after due inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) except as disclosed in the Disclosure Package and the Final Prospectus, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(hh)                           No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof.

(ii)                                   Each of the Company, the Parent, their respective Subsidiaries, and each of their respective ERISA Affiliates has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Company, the Parent, their respective Subsidiaries, or any of their respective ERISA Affiliates sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code (as defined below).  Neither the Company, the Parent or their respective Subsidiaries, nor any of their respective ERISA Affiliates has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.  “ERISA Affiliate” means a corporation, trade or business that is, along with the Company, the Parent or any of their respective Subsidiaries, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA.

(jj)                                   (i) Except as disclosed in the Disclosure Package and the Final Prospectus, neither the Company nor the Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Guarantors, and, to the knowledge of the Company after due inquiry, no union organizing activities are taking place; (iii) to the Company’s knowledge, no union organizing or decertification efforts are underway or threatened against the Company or the Guarantors; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company or the Guarantors, or, to the knowledge of the Company or the Guarantors, after due inquiry, threatened against the Company or the Guarantors; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the knowledge of the Company and the Guarantors, after due inquiry, there is no threatened or pending liability against the Company or the Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company or the Guarantors that could, individually or in the aggregate, have a Material Adverse Effect; (viii) to the knowledge of the Company and the Guarantors, after due inquiry, no employee or agent of the Company or the Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreements that is contrary to the express terms of any applicable collective bargaining agreement.

(kk)                             None of the transactions contemplated in the Disclosure Package and the Final Prospectus or the application by the Company or any of its Subsidiaries of the proceeds of the Notes will violate or result in a violation of Section 7 of the 1934 Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(ll)                                   Neither the Company nor any of its Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”); and neither the Company nor any of its Subsidiaries is or, after giving effect to the offer and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the Investment Company Act.

(mm)                       The Company has not engaged any broker, finder, commission agent or other person (other than the Underwriter) in connection with the Offering or any of the transactions contemplated in the Disclosure Package and the Final Prospectus, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Underwriter).

(nn)                           Except as disclosed in the Disclosure Package and the Final Prospectus, each of the Company, the Parent and their respective Subsidiaries (i) is in compliance with all applicable foreign, Federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.  Except as disclosed in the Disclosure Package and the Final Prospectus, neither the Company, the Parent nor any of their respective Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(oo)                           As of the Closing Date, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s Capital Stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(pp)                           Each certificate signed by any officer of the Company, or any Subsidiary thereof, delivered to the Underwriter shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Underwriter with respect to the matters covered thereby.

(qq)                           Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.  All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(rr)                                As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Domestic Restricted Subsidiary or any rights thereunder.

(ss)                            The security interest of the Collateral Agent in the Collateral (as defined in the Collateral Agreements) is a valid and enforceable perfected security interest, which security interest is superior to and prior to the rights of all third persons other than holders of Permitted Liens.

(tt)                                As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or the Guarantors or any rights thereunder.

(uu)                          Eschelon Telecom, Inc. (“Parent”) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Stock Purchase Agreement dated as of January 27, 2006 (the “Acquisition Agreement”) between Parent and Target.  The Acquisition Agreement has been duly and validly authorized by Parent, constitutes a legal, valid and binding obligation of Parent and is in full force and effect.  The Acquisition Agreement conforms in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.

5.                                      Covenants of the Company.  The Company, on behalf of itself and its Subsidiaries, hereby agrees:

(a)                                   Prior to the completion of the Offering of the Notes, the Company will not file any amendment to the Registration Statement or amendment or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the final term sheet substantially in the form of Exhibit A attached hereto to be filed in a form approved by the Underwriter with the Commission pursuant to Rule 433(d) under the Act within the time period prescribed, and such final term sheet will be a Permitted Free Writing Prospectus for purposes of this Agreement. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed.  The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus that may, in the judgment of the Company after consultation with the Underwriter, be required by the Act or the Commission. The Company will promptly advise the Underwriter (i) when the final term sheet shall have been filed with the Commission pursuant to Rule 433(d) under the Act, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) under the Act, (iii) when, prior to completion of the Offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commission of (A) any stop order or of any order preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus, (B) any stop order suspending the effectiveness of the Registration Statement or of any notice preventing or objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or the institution or threatening of any proceeding for such purpose or (C) any request for the amending or supplementing of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective.

(b)                                  The Company will furnish to the Underwriter and its counsel, without charge, a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith. The Company will deliver promptly or make available to the Underwriter such number of the following documents as the underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (ii) each Preliminary Prospectus, the Final Prospectus, and any amendments or supplements thereto, (iii) each Issuer Free Writing Prospectus and (iv) any documents incorporated by reference in any Preliminary Prospectus or the Final Prospectus.

(c)                                   At any time when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will file with the Commission, within the time periods required thereby, all documents and reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Final Prospectus and (ii) if any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if for any other reason it shall be necessary, in order to comply with the Act or the 1934 Act (including in connection with use or delivery of the Final Prospectus), to amend the Registration Statement, file a new registration statement, amend or supplement the Final Prospectus or file any document incorporated by reference in the Final Prospectus, the Company will promptly (w) notify the Underwriter of such event, (x) (A) prepare any amendment or supplement to the Registration Statement or the Final Prospectus, any documents incorporated by reference in the Prospectus, or any amendment to any document incorporated by reference in Final Prospectus which will correct such statement or omission or effect such compliance and (B) prior to filing any such document with the Commission, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (which consent shall not be unreasonably withheld), and upon receipt of such consent promptly file any such document with the Commission (y) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (z) supply without charge as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Final Prospectus that will correct such statement or omission or effect such compliance.

(d)                                  The Company agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended and supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon the Underwriter’s request, to file such document and prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(e)                                   The Company consents to the use by the Underwriter of a Free Writing Prospectus that contains only (i) information describing the preliminary terms of the Notes or the Offering or (ii) information that described the final terms of the Notes or the Offering and that is included in the final term sheet of the Company contemplated in Section 5(a).

(f)                                     The Company will make “generally available” (as such term is described in Rule 158(b) of the Act) to its security holders and to the Underwriter as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and the Subsidiaries which need not be audited, complying with Section 11(a) of the Act (including, at the option of the Company, Rule 158 under the Act).

(g)                                  The Company agrees, if the third anniversary of the initial Effective Date of the Registration Statement shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to Notes, which new registration statement shall comply with the requirements of the Act and shall be in a form satisfactory to the Underwriter. The Company will use its best efforts to cause such registration statement to be declared effective as soon as practicable, but in any event within 180 days after such third anniversary, and will promptly notify the Underwriter of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Final Prospectus and the Registration Statement. References herein to the Registration Statement shall be deemed to include each such new registration statement, if any.

(h)                                  To cooperate with the Underwriter and the Underwriter’s counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request and continue such qualification in effect so long as reasonably required.

(i)                                      Whether or not the Offering or any of the transactions contemplated in this Agreement or the Disclosure Package and Final Prospectus are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incidental to and in connection with: (A) the preparation, printing, filing and distribution of the Registration Statement, the Disclosure Package, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Underwriter’s counsel relating to such registration or qualification) and (E) furnishing such copies of the Registration Statement, the Disclosure Package, any Preliminary Prospectus and the Final Prospectus, and all amendments and supplements thereto, as may reasonably be requested for use by the Underwriter, (ii) all reasonable fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Notes, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and the Collateral Agent and all sub-collateral agents, (vi) all fees and expenses in connection with the creation and perfection of the security interests under each of the Collateral Agreements (including, without limitation, filing and recording fees, search fees, taxes and costs of title policies), (vii) all fees, disbursements and out-of-pocket expenses incurred by the Underwriter in connection with its services to be rendered hereunder including, without limitation, travel and lodging expenses (it being understood that no such travel and lodging expenses have been incurred in connection with the Offering), word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures, but not including the fees and disbursements of Mayer, Brown, Rowe & Maw LLP, counsel to the Underwriter,  (viii) the fees of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with its review of the Offering (ix) fees, if any, relating to the registration of the Notes under the 1934 Act and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j)                                      To use the proceeds of the Offering in the manner described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds.”

(k)                                   To do and perform all things required to be done and performed under the Documents.

(l)                                      Not to, and to ensure that no “affiliate” (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Notes.

(m)                                To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(n)                                  For so long as the Underwriter shall hold any of the Notes, to furnish to the Underwriter copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

(o)                                  Not to, and not to authorize or permit any person acting on its behalf to, distribute any offering material in connection with the offer and sale of the Notes other than the Disclosure Package and the Final Prospectus and any amendments and supplements thereto or to the Registration Statement, Disclosure Package and the Final Prospectus prepared in compliance with this Agreement.

(p)                                  The Company will not take and will cause its controlled affiliates (within the meaning of Rule 144 under the Act) not to take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(q)                                  To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Underwriter.

6.                                      Conditions.  The obligations of the Underwriter to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions or waiver thereof by the Underwriter:

(a)                                   All the representations and warranties of the Company and its Subsidiaries contained in this Agreement and in each of the Documents shall be true and correct as of the date hereof and at the Closing Date.  On or prior to the Closing Date, the Company and each other party to the Documents (other than the Underwriter) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b)                                  The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Act; all filings (including, without limitation, the final term sheet prepared pursuant to Section 5(a) hereof) required by Rule 433 under the Act shall have been made, and no such filings shall have been made without the consent of the Underwriter (which consent shall not have been unreasonably withheld); and no stop order or notice suspending the effectiveness of or preventing the use of the Registration Statement or preventing or suspending the use of the Final Prospectus of any Issuer Free Writing Prospectus shall have been issued, and no proceedings or examination for such purpose shall have been instituted or threatened.  Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with. No other injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents, including the issuance of any stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction, and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after due inquiry, be pending or contemplated as of the Closing Date.

(c)                                   No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents.  No Proceeding shall be pending or, to the knowledge of the Company after due inquiry, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and

(B) would not, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Final Prospectus.

(d)                                  Subsequent to the respective dates as of which data and information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package, the Final Prospectus (exclusive of any supplement thereto), or any Issuer Free Writing Prospectus (exclusive of any supplement thereto), there shall not have been any Material Adverse Change.

(e)                                   On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(f)                                     The Underwriter shall have received on the Closing Date:

(i)                                     certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof and in each of the Documents, are true and correct in all respects, as of the date hereof and at the Closing Date, (b) the Company and each other party to the Documents (other than the Underwriter) have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which failure to satisfy would not, individually or in the aggregate, have a Material Adverse Effect), (c) at the Closing Date or since the date of the most recent financial statements in or incorporated by reference into the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof), other than as disclosed in or incorporated by reference into the Disclosure Package and the Final Prospectus or contemplated hereby, no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in or incorporated by reference into the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto after the Applicable time), other than as disclosed in or incorporated by reference into the Disclosure Package and the Final Prospectus or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the Capital Stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, (e) the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto, no stop order or notice suspending the effectiveness of the

Registration Statement or preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus has been issued, and no proceedings or examinations for that purpose have been instituted or, to the knowledge of such officers, threatened; and (f) the sale of the Notes has not been enjoined (temporarily or permanently).

(ii)                                  a certificate, dated the Closing Date, executed by the Secretary of the Company and the Guarantors, certifying such matters as the Underwriter may reasonably request.

(iii)                               a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company substantially in a form satisfactory to the Underwriter.

(iv)                              the opinion of Latham & Watkins LLP, counsel to the Company, and local counsel for the Company and the Guarantors, dated the Closing Date, in form reasonably satisfactory to the Underwriter covering such matters as are customarily covered in such opinions.

(v)                                 an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw LLP, counsel to the Underwriter, in form satisfactory to the Underwriter covering such matters as are customarily covered in such opinions.

(g)                                  The Underwriter shall have received from E&Y, independent auditors, with respect to the Company, (i) a customary comfort letter, as of the Applicable time, in form and substance reasonably satisfactory to the Underwriter, with respect to the financial statements and certain financial information contained in the or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus, and (ii) a customary “bring down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that E&Y reaffirms the statements made in its letter furnished pursuant to clause (i) above.

(h)                                  Each of the Documents shall have been executed and delivered by all parties thereto, and the Underwriter shall have received a fully executed original of each of the Documents.

(i)                                      The Underwriter shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents.

(j)                                      The Underwriter shall have received the Disclosure Package and the Final Prospectus, and the terms of each Document shall conform in all material respects to the description thereof in the Disclosure Package and the Final Prospectus.

(k)                                   All necessary clearance and approvals required to be obtained by the NASD in connection with the Offering shall have been obtained.

(l)                                      None of the parties to any of the Documents are in breach or default in any material respect under their respective obligations thereunder.

(m)                                The Collateral Agent and its counsel shall be satisfied that, concurrent with the purchase of the Notes hereunder by the Underwriter, (i) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties in the collateral is of the priority described in the Disclosure Package and the Final Prospectus; and (ii) no Lien exists on any of the collateral other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Agreements, in each case subject to Permitted Liens.

(n)                                 All information certified to by an officer of the Company in the Perfection Certificate, to be dated as of the Closing shall be true and correct as of the Closing Date.

7.                                      Indemnification and Contribution.

(a)                                  The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities of any kind to which, jointly or severally, the Underwriter or such controlling person may become subject under the Act, the 1934 Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)                                     any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, (B) any “issuer information” used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Act) used or referred to by the Underwriter, (C) any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (D) any blue sky application or other document prepared or executed by the Company or any Guarantor (or based upon an written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application” and the documents referred to in subclauses (A), (B), (C) and (D) hereof being referred to collectively as the “Indemnity Documents”); or

(ii)                                  the omission or alleged omission to state in any of the Indemnity Documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under the first and fourth sentences of Section 5(a) and the second sentence of Section 5(b), and, subject to the provisions hereof, will reimburse, as incurred, the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, neither the Company nor the Guarantors will be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in any of the Indemnity Documents in reliance upon and in conformity with the Underwriter Information.  This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b)                                  The Underwriter agrees to indemnify and hold harmless each of the Company, the Guarantors, and their respective directors, officers and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities of any kind to which the Company or any such director, officer or controlling person may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Indemnity Documents, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any of the Indemnity Documents or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or the Guarantors or any of their respective directors, officers or controlling persons in connection with any such loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have to such indemnified parties.

(c)                                   As promptly as reasonably practical after receipt by an indemnified party under this Section 7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 7, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriter in the case of paragraph (a) of this Section 7 or the Company or the Guarantors in the case of paragraph (b) of this Section 7, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

(d)                                  No indemnifying party shall be liable under this Section 7 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party, jointly and severally, agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)                                   In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Company or the Guarantors, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts, commissions and fees received by the Underwriter.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Underwriter, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)                                     The Company, the Guarantors and the Underwriter agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e).  Notwithstanding any other provision of this Section 7, the Underwriter shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions, fees and other compensation received by such Underwriter under this Agreement less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director and officer of the Company or the Guarantors and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company and the Guarantors.

8.                                      Termination.  The Underwriter may terminate this Agreement at any time on or prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a)                                   since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Underwriter’s reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus, or (ii) materially impair the investment quality of any of the Notes;

(b)                                  the failure of the Company to satisfy the conditions contained in Section 6 hereof on or prior to the Closing Date;

(c)                                   any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Underwriter’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus or to enforce contracts for the sale of any of the Notes;

(d)                                  the suspension or limitation of trading in the Company’s securities on the NASDAQ National Market or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchanges or the NASDAQ National Market;

(e)                                   any securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act; or

(f)                                     the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Underwriter’s opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

9.                                      Survival of Representations and Indemnities.  The respective representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, of the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

10.                               Information Supplied by the Underwriter.  The name of the Underwriter set forth on the front and back cover and under the heading “Underwriting,” and  (i) the first sentence of the third paragraph, (ii) the second sentence of the fourth paragraph, (iii) the sixth paragraph and (iv) the seventh paragraph under the heading “Underwriting” in the Disclosure Package and the Final Prospectus (to the extent such statements relate to the Underwriter) (the “Underwriter Information”) constitute the only information furnished by such Underwriter as to itself to the Company or its Subsidiaries for the purposes of Sections 4(d)-(h) and 7 hereof.

11.                               No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its affiliates on other matters) and the Underwriter does not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

12.                               Miscellaneous.

(a)                                   Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to:  Eschelon Operating Company, 730 Second Avenue, Minneapolis, Minnesota 55402, Attention: Jeffery Oxley, with a copy to:  Latham & Watkins LLP, Attention: David M. McPherson, and (ii) if to the Underwriter, to: Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Atention: Lloyd Feller, Esq., with a copy to: Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019-5820, Attention: Ronald S. Brody, Esq., (or in any case to such other address as the person to be notified may have requested in writing).

(b)                                  This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter and, to the extent provided in Section 7 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 7, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include a purchaser of any of the Notes from the Underwriter merely because of such purchase.

(c)                                   THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d)                                  EACH OF THE COMPANY AND THE GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE UNDERWRITER      AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e)                                   This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(f)                                     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)                                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)                                  This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.  This Agreement and the Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof.  This Agreement supersedes in full all previous oral or written agreements between the parties with respect to the subject matter hereof.  There are no oral or written collateral representations, agreements, or understandings except as provided herein.

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